Exhibit 99.1

Highpower International Reports Financial Results

for the Third Quarter and Nine Months Ended September 30, 2014

Company to Hold Conference Call on November 12, 2014, at 10:00 AM ET / 7:00 AM PT

SAN FRANCISCO, USA and SHENZHEN, CHINA – November 12, 2014 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the third quarter and nine months ended September 30, 2014.

2014 Third Quarter Operating and Financial Highlights (all results are compared to prior year period)

•	Net sales increased 14.5% to $44.5 million, driven mainly by the growing lithium battery business
•	Lithium battery net sales increased 40.8% with total lithium battery per ampere hour sold increased by 41.8%
•	Gross margin improved to 21.1% from 18.6%
•	EBITDA increased 30.4% to $2.9 million from $2.2 million, adjusted EBITDA increased 89.8% to $4.3 million from $2.3 million
•	Net income attributable to the Company increased 17.8% to $0.9 million, or $0.06 per share, from $0.7 million, or $0.05 per share
•	Non-GAAP net income attributable to the Company increased 186.2% to $2.3 million, or $0.15 per share, from $0.8 million, or $0.06 per share

Management Commentary

Mr. George Pan, Chairman and CEO of the Company, commented, "We are pleased to report strong operating results during the third quarter, which was mainly driven by the result of increased sales in our lithium battery business. We continue to see growing global demand for lithium batteries from the mobile, portable products, electrical vehicles and energy storage sectors. Our new Huizhou facility is on the right track to ramp up production in this quarter over the first half of the year. We believe that we will continue to attract global customers with this state-of-the-art facility. In the meantime, we are committed to working with globally recognized brands and companies, and investing in research and development to advance our product offerings to meet our customers continuously evolving needs.”

2014 Third Quarter and Nine Month Financial Review

Net Sales

Net sales for the third quarter ended September 30, 2014 increased 14.5% to $44.5 million compared with $38.9 million for the same period in 2013. The increase in net sales was mainly due to a $6.1 million increase in net sales of lithium batteries, and a $0.3 million increase from new material business, which was partly offset by a $0.8 million decrease in net sales of Ni-MH batteries.

For the nine months ended September 30, 2014, the Company’s net sales increased 18.4% to $111.8 million compared with $94.4 million in the first nine months of 2013. The increase was due to a $15.4 million increase in net sales of lithium batteries, and a $0.9 million increase in net sales of Ni-MH batteries, and a $1.0 million increase from new material business.

2/11

Gross Profit

Gross profit for the third quarter ended September 30, 2014 increased to $9.4 million, as compared with $7.2 million for the same period in 2013. Gross profit for the nine months ended September 30, 2014 increased to $23.1 million, as compared with $17.7 million for the same period in 2013. The increase for both periods was due to decrease of unit cost of Ni-MH batteries and lithium batteries.

Gross Margin

Gross margin was 21.1% for the third quarter ended September 30, 2014, as compared with 18.6% for the same period in 2013. For the nine months ended September 30, 2014, gross margin was 20.6%, as compared with 18.8% for the same period in 2013. The increase for both periods was due to decrease of unit cost of Ni-MH batteries and lithium batteries.

Net sales, cost of sales, and gross profit by segments is set out as follows:

	Three months ended			Nine months ended
	September 30,			September 30,
	2014	2013	Change in %	2014	2013	Change in %
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	$	$		$	$
Net sales
Ni-MH Batteries	22,468,264	23,278,902	-3.48%	57,109,202	56,195,672	1.63%
Lithium Batteries	21,069,435	14,960,966	40.83%	51,971,642	36,541,465	42.23%
New Materials	936,861	613,110	52.80%	2,688,666	1,692,829	58.83%
Total	44,474,560	38,852,978	14.47%	111,769,510	94,429,966	18.36%

Cost of Sales
Ni-MH Batteries	17,843,761	19,220,485	-7.16%	45,357,950	45,491,987	-0.29%
Lithium Batteries	16,355,265	11,859,111	37.91%	40,935,690	29,664,911	37.99%
New Materials	870,414	530,395	64.11%	2,410,314	1,532,442	57.29%
Total	35,069,440	31,609,991	10.94%	88,703,954	76,689,340	15.67%

Gross Profit
Ni-MH Batteries	4,624,503	4,058,417	13.95%	11,751,252	10,703,685	9.79%
Lithium Batteries	4,714,170	3,101,855	51.98%	11,035,952	6,876,554	60.49%
New Materials	66,447	82,715	-19.67%	278,352	160,387	73.55%
Total	9,405,120	7,242,987	29.85%	23,065,556	17,740,626	30.02%

3/11

Research and Development (R&D)

R&D spending was $2.1 million, or 4.6% of total revenue, for the third quarter ended September 30, 2014, compared to $1.5 million, or 3.9% of total revenue, for the same period in 2013. R&D spending was $5.8 million for the nine months ended September 30, 2014, compared to $4.0 million for the same period in 2013. The increase for both periods was primarily a result of the expansion of Highpower’s workforce to expand R&D in lithium batteries, particularly in the area of new product development for the electrical vehicles and energy storage sectors.

Selling & Distribution

Selling and distribution expenses were $1.7 million, or 3.8 % of total revenue, for the third quarter ended September 30, 2014, as compared with $1.6 million, or 4.1% of total revenue, for the same period in 2013. Selling and distribution expenses were $4.8 million for the nine months ended September 30, 2014, as compared with $4.4 million for the same period in 2013. The increase for both periods was due to the expansion of Highpower’s sales force and increased marketing activities.

General & Administrative

General and administrative expenses were $3.3 million, or 7.4 % of total revenue, for the third quarter ended September 30, 2014, as compared with $3.0 million, or 7.6% of total revenue, for the third quarter of 2013. The increase was due to the expansion of workforce at the Company’s Huizhou facility. Included in this amount was non-cash share-based compensation expense of $148,725, up from $64,642 in the third quarter of 2013.

General and administrative expenses were $10.2 million for the nine months ended September 30, 2014, as compared with $8.4 million for the same period in 2013. The primary reason for the increase was due to the expansion of our workforce at our Huizhou facility. Included in this amount was non-cash share-based compensation expense of $1.1 million, up from $159,352 in the first nine months of 2013.

Net Income

Net income attributable to the Company for the third quarter ended September 30, 2014 was $874,167, or $0.06 per diluted share based on 15.6 million weighted average diluted shares outstanding, compared to net income of $742,228, or $0.05 per diluted share based on 13.7 million weighted average diluted shares outstanding.

Net income attributable to the Company for the nine months ended September 30, 2014 was $751,516, or $0.05 per diluted share based on 15.0 million weighted average diluted shares outstanding, compared to net income of $242,637, or $0.02 per share based on 13.6 million, both basic and diluted, in the same period of 2013.

EBITDA

EBITDA for the third quarter ended September 30, 2014 increased 30.4% to $2.9 million from $2.2 million in the prior year period.

For the nine month period, EBITDA increased 59.7% to $6.1 million from $3.8 million in the first nine months of 2013.

A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to the appropriate GAAP measure is included with the Company’s financial information below.

4/11

Balance Sheet Highlights

($ in millions, except per share data)	9/30/2014 (Unaudited)	12/31/2013 (Audited)
Cash and Cash Equivalents	$11.8	$8.0
Total Current Assets	$93.6	$97.3
Total Assets	$149.5	$151.8
Total Current Liabilities	$105.3	$113.2
Total Liabilities	$110.2	$117.1
Shareholders’ Equity	$39.3	$34.7
Total Liabilities and Shareholders’ Equity	$149.5	$151.8
Book Value Per Share	$2.45	$2.55

Outlook for 2014

Based on current expectations for global demand in the rechargeable battery market in 2014 and the continued shift toward mobile power sources, higher-value energy storage systems and transportation products, the Company reiterates the 2014 guidance of revenues of between $150 million to $170 million, and non-GAAP net income of between $2.5 million and $4.0 million, and net income of between $1.5 million and $3.0 million.

Conference Call Details

The Company announced that it will discuss financial results in a conference call on November 12, 2014 at 10:00 a.m. Eastern time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:
Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q3-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies, and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

5/11

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP net income exclude stock-based compensation expense.  Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP.   The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and energy storage systems and transportation products and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

6/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Stated in US Dollars except Number of Shares)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net sales	44,474,560	38,852,978	111,769,510	94,429,966
Cost of sales	(35,069,440)	(31,609,991)	(88,703,954)	(76,689,340)
Gross profit	9,405,120	7,242,987	23,065,556	17,740,626

Research and development expenses	(2,056,045)	(1,531,477)	(5,844,962)	(3,984,942)
Selling and distribution expenses	(1,697,674)	(1,598,397)	(4,822,560)	(4,386,375)
General and administrative expenses, including stock-based compensation	(3,295,262)	(2,957,467)	(10,178,838)	(8,375,713)
Foreign currency transaction gain (loss)	(15,369)	(154,453)	334,326	(374,410)
Gain (loss) on derivative instruments	59,785	45,033	(56,349)	267,316
Total operating expenses	(7,004,565)	(6,196,761)	(20,568,383)	(16,854,124)

Income from operations	2,400,555	1,046,226	2,497,173	886,502

Loss on change of fair value of warrant liability	(1,286,335)	-	(1,211,787)	-
Other income	590,117	479,288	1,493,491	976,673
Interest expenses	(458,534)	(444,706)	(1,528,077)	(1,146,118)
Income before taxes	1,245,803	1,080,808	1,250,800	717,057

Income taxes expenses	(439,659)	(372,023)	(628,872)	(579,352)
Net income	806,144	708,785	621,928	137,705

Less: net loss attributable to non-controlling interest	(68,023)	(33,443)	(129,588)	(104,932)
Net income attributable to the Company	874,167	742,228	751,516	242,637

Comprehensive income
Net income	806,144	708,785	621,928	137,705
Foreign currency translation gain (loss)	19,368	232,201	(341,754)	531,143
Comprehensive income	825,512	940,986	280,174	668,848

Less: comprehensive loss attributable to non-controlling interest	(67,486)	(25,145)	(140,213)	(90,620)
Comprehensive income attributable to the Company	892,998	966,131	420,387	759,468

Earnings per share of common stock attributable to the Company
-Basic	0.06	0.05	0.05	0.02
-Diluted	0.06	0.05	0.05	0.02

Weighted average number of common stock outstanding
-Basic	15,052,158	13,657,930	14,632,491	13,607,474
-Diluted	15,590,142	13,657,930	15,045,776	13,607,474

7/11

HIGHPOWER INTERNATIONAL, INC.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	September 30,	December 31,
	2014	2013
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	11,802,804	7,973,459
Restricted cash	15,467,638	28,586,121
Accounts receivable, net	38,107,418	33,961,014
Notes receivable	2,460,187	1,014,891
Prepayments	4,482,975	4,969,743
Other receivables	715,550	1,063,656
Inventories	20,567,199	19,739,360

Total Current Assets	93,603,771	97,308,244

Property, plant and equipment, net	49,383,533	48,548,203
Land use right, net	4,312,435	4,421,415
Intangible asset, net	612,500	650,000
Deferred tax assets	1,626,446	802,225
Foreign currency derivatives assets	-	63,289

TOTAL ASSETS	149,538,685	151,793,376

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Foreign currency derivatives liabilities	4,976	-
Accounts payable	50,067,002	40,026,698
Deferred income	1,635,959	675,521
Short-term loan	15,817,971	36,142,105
Notes payable	27,002,824	25,271,256
Other payables and accrued liabilities	6,819,899	7,801,431
Income taxes payable	2,046,929	1,279,658
Current portion of long-term loan	1,951,442	1,967,536

Total Current Liabilities	105,347,002	113,164,205

Warrant Liability	2,385,739	-
Long-term loan	2,439,302	3,935,071

TOTAL LIABILITIES	110,172,043	117,099,276

COMMITMENTS AND CONTINGENCIES	-	-

8/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars except Number of Shares)

	September 30,	December 31,
	2014	2013
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-
Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,052,158 shares issued and outstanding at September 30, 2014 and 13,978,106 shares issued and outstanding at December 31, 2013)	1,505	1,398
Additional paid-in capital	10,403,566	6,011,305
Statutory and other reserves	3,142,411	3,142,411
Retained earnings	19,142,391	18,390,875
Accumulated other comprehensive income	5,517,730	5,848,859

Total equity for the Company’s stockholders	38,207,603	33,394,848

Non-controlling interest	1,159,039	1,299,252

TOTAL EQUITY	39,366,642	34,694,100

TOTAL LIABILITIES AND EQUITY	149,538,685	151,793,376

9/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Nine months ended September 30,
	2014	2013
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income	621,928	137,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,161,384	1,832,596
Allowance for doubtful accounts	103	(3,643)
Loss on disposal of property, plant and equipment	346,866	108,652
Loss on derivative instruments	67,748	117,966
Deferred income tax	(830,413)	(76,813)
Share based payment	1,064,969	159,352
Loss on change of fair value of warrant liability	1,211,787	-
Changes in operating assets and liabilities:
Accounts receivable	(4,404,612)	(7,918,758)
Notes receivable	(1,453,621)	(1,048,133)
Prepayments	448,249	(2,191,905)
Other receivable	339,411	(9,515)
Inventories	(989,237)	(188,974)
Accounts payable	10,701,057	7,255,970
Deferred income	1,635,985	-
Other payables and accrued liabilities	(920,591)	2,251,556
Income taxes payable	777,753	37,821
Net cash flows provided by operating activities	11,778,766	463,877

Cash flows from investing activities
Acquisition of plant and equipment	(5,864,112)	(11,905,424)
Net cash flows used in investing activities	(5,864,112)	(11,905,424)

Cash flows from financing activities
Proceeds from short-term bank loans	15,821,648	30,408,328
Repayment of short-term bank loans	(35,934,559)	(15,748,524)
Repayment of long-term bank loans	(1,463,605)	(1,449,322)
Proceeds from notes payable	34,246,949	32,308,322
Repayment of notes payable	(32,308,636)	(32,097,470)
Proceeds from issuance of capital stock, net	4,633,164	-
Change in restricted cash	12,900,973	(2,540,084)
Net cash flows provided by (used in) financing activities	(2,104,066)	10,881,250
Effect of foreign currency translation on cash and cash equivalents	18,757	367,544
Net increase (decrease) in cash and cash equivalents	3,829,345	(192,753)
Cash and cash equivalents - beginning of period	7,973,459	6,627,334
Cash and cash equivalents - end of period	11,802,804	6,434,581

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	681,533	618,344
Interest expenses	1,489,796	1,146,118
Non-cash transactions
Accounts payable for construction in progress	648,385	1,408,336
Offset of deferred income and property, plant and equipment	669,995	-

10/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	$	$	$	$
Net Income attributable to the Company	874,167	742,228	751,516	242,637
Non-GAAP Net Income (1)	2,309,227	806,870	3,028,272	401,989

Interest expenses, net	458,534	444,706	1,528,077	1,146,118
Income tax expenses	439,659	372,023	628,872	579,352
Depreciation and Amortization	1,107,898	650,282	3,161,384	1,832,596

EBITDA	2,880,258	2,209,239	6,069,849	3,800,703
Non-GAAP EBITDA(2)	4,315,318	2,273,881	8,346,605	3,960,055

(1) See table below for reconciliation of net income attributable to the Company to Non-GAAP net income attributable to the Company.

(2) Excludes share-based compensation expense as set forth in the following table.

11/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income Attributable to the Company to Non-GAAP Net Income Attributable to the Company

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net income attributable to the Company	874,167	742,228	751,516	242,637
Stock-based compensation expense	148,725	64,642	1,064,969	159,352
Loss on change of fair value of warrant liability	1,286,335	-	1,211,787	-
Non-GAAP net income attributable to the Company	2,309,227	806,870	3,028,272	401,989

Basic net income per share of common stock attributable to the Company	0.06	0.05	0.05	0.02
Stock-based compensation expense	0.01	0.01	0.07	0.01
Loss on change of fair value of warrant liability	0.08	-	0.09	-
Non-GAAP income per share of common stock attributable to the Company	0.15	0.06	0.21	0.03

Diluted net income per share of common stock attributable to the Company	0.06	0.05	0.05	0.02
Stock-based compensation expense	0.01	0.01	0.07	0.01
Loss on change of fair value of warrant liability	0.08	-	0.08	-
Non-GAAP income per share of common stock attributable to the Company	0.15	0.06	0.20	0.03

Weighted average number of common shares outstanding
-Basic	15,052,158	13,657,930	14,632,491	13,607,474
-Diluted	15,590,142	13,657,930	15,045,776	13,607,474